Exhibit 99.2

PPG Industries

PPG Industries, Inc.
One PPG Place
Pittsburgh, Pa. 15272 USA
www.ppg.com

News
Contact:
Jeff Worden
412-434-3046

Investors:
Douglas B. Atkinson
412-434-2120
or
Vince Morales
412-434-3740

PPG Industries, Inc. announces a €300 million international debt offering

PITTSBURGH, June 8, 2005 – PPG Industries, Inc. (NYSE: PPG), today announced that it intends to offer €300,000,000 aggregate principal amount of senior notes due 2015. The notes will be offered and sold in offshore transactions outside the United States in reliance on Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The sale of the notes is expected to close on or about June 23, 2005, subject to customary closing conditions. PPG has applied to list the notes on the Luxembourg Stock Exchange.

PPG intends to use the proceeds of the offering to satisfy any obligations incurred in connection with its offers to purchase for cash up to $275 million in aggregate principal amount of its 6.50% Notes due 2007, 7.05% Notes due 2009 and 6.875% Notes due 2012 pursuant to tender offers announced May 20, 2005, and for general corporate purposes.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

The securities have not been registered under the Securities Act or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

Forward-Looking Statement

Statements contained herein relating to matters that are not historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995) reflecting PPG’s current view with respect to future events and financial performance. These matters involve risks and uncertainties that may affect PPG’s operations, as discussed in PPG’s filings with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Accordingly, many factors may cause actual results to differ materially from the forward-looking statements contained herein.

These forward-looking statements may include, but are not limited to, statements containing words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “target,” “appears” and similar expressions. The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. Such factors include increasing price and product competition by foreign and domestic competitors, fluctuations in cost and availability of raw materials, the ability to maintain favorable supplier relationships and arrangements, economic and political conditions in international markets, the ability to penetrate existing, developing and emerging foreign and domestic markets, which also depends on economic and political conditions, foreign exchange rates and fluctuations in such rates, and the unpredictability of existing and possible future litigation, including litigation that could result if the asbestos settlement discussed in PPG’s filings with the Securities and Exchange Commission does not become effective. However, it is not possible to predict or identify all such factors. Consequently, while the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements.

Consequences of material differences in results compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on PPG’s consolidated financial condition, operations or liquidity.

We caution investors that any forward-looking statements made by us are not guarantees of future performance. In particular, there can be no assurance that the proposed offering will be completed or that the proceeds will be used as presently intended. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.